UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  March 25, 2020
First Busey Corporation
(Exact name of registrant as specified in its charter)
Nevada	000-15950	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 W. University Avenue
Champaign, Illinois 61820
(Address of principal executive offices) (Zip code)
217 365-4544
(Registrant's telephone number, including area code)
 N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BUSE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter). ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.
On March 25, 2020, Gregory B. Lykins, the Chairman of the Board of Directors (the “Board”) of First Busey Corporation (the “Company”), informed the Board that he would step down from Chairman of the Board effective July 22, 2020. Although Mr. Lykins is stepping down as Chairman, he will remain on the Board as Vice Chairman and a senior advisory employee of the Company. The Company continues to have a Lead Independent Director. Our current Lead Independent Director is Mr. Stanley J. Bradshaw.

The Nominating and Corporate Governance Committee of the Company recommended and the Board appointed Van A. Dukeman to succeed Mr. Lykins as Chairman of the Board effective July 22, 2020. Mr. Dukeman will remain President and Chief Executive Officer of the Company, as well as Chairman of the Board.

Mr. Lykins will be entitled to receive compensation consistent with arrangements for employee directors, as determined by the Compensation Committee of the Company at its next meeting.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2020
                                                        First Busey Corporation
                                                       By:       /s/ Van A. Dukeman
                                                       Name:  Van A. Dukeman
                                                       Title:    President and Chief Executive Officer